EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, Karen W. Katz, as Chief Executive Officer of Neiman Marcus Group LTD LLC (the Company), and James E. Skinner, as Chief Financial Officer of the Company, each hereby certifies, that, to such officer’s knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended January 31, 2015 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 9, 2015	/s/ KAREN W. KATZ
Karen W. Katz President and Chief Executive Officer

Dated:	March 9, 2015	/s/ JAMES E. SKINNER
James E. Skinner Executive Vice President, Chief Operating Officer and Chief Financial Officer